Exhibit 10.49

[CISCO SYSTEMS LOGO APPEARS HERE]

170 West Tasman Drive

San Jose, California 95134

May 17, 2004

IRREVOCABLE WAIVER

The undersigned, Cisco Systems, Inc., a California corporation (the “Investor”), possesses certain rights under that certain Investor Rights Agreement dated January 31, 2000 (the “Investor Rights Agreement”) and that certain Stock Purchase Agreement dated as of December 29, 1999 (the “Purchase Agreement”), each among the Investor, BearingPoint, Inc., a Delaware corporation (f.k.a. KPMG Consulting, Inc. and referred to herein as the “Company”), and KPMG LLP, a registered Delaware limited liability partnership (“KPMG”). These rights are summarized as follows:

1.        Investor Rights Agreement.    The Investor Rights Agreement provides the Investor with certain registration rights (all rights under Article 1 thereof and the relevant provisions of Article 6 thereof are referred to as the “Registration Rights”), rights of first offer and first negotiation, other rights arising out of covenants made by the Company, rights to nominate one or more persons to the Company’s Board of Directors and arising out of voting agreements made by the Company and KPMG, rights of first refusal and co-sale and other rights as provided therein.

2.        Purchase Agreement.    Pursuant to Section 4.10 of the Purchase Agreement, KPMG and the Company have made certain restrictive covenants in favor of the Investor regarding entering into any agreement providing for a business combination with specified companies (such rights, the “Exclusive Rights”).

By execution of this letter and effective as of May 17, 2004, the Investor hereby irrevocably waives (1) with respect to the Investor Rights Agreement, all rights thereunder and the Investor’s rights to enforce all covenants made by the other parties thereto in favor of the Investor thereunder, other than the Registration Rights which shall remain in full force and effect, and (2) the Exclusive Rights under Section 4.10 of the Purchase Agreement (and the Investor’s rights to enforce all covenants made by the other parties thereto in favor of the Investor under Section 4.10 thereunder). This Waiver shall be binding upon and shall inure to the benefit of the Company and KPMG and their respective successors and assigns. This Agreement shall be governed by and construed under the laws of the State of California without regard to its choice of law provisions.

Sincerely,

CISCO SYSTEMS, INC.

/s/ Dennis D. Powell

Dennis D. Powell

Senior Vice President and Chief Financial Officer